SECURITIES PURCHASE AGREEMENT

      THIS SECURITIES PURCHASE AGREEMENT is made as of the ______ day of October 2005 by and between United Heritage Corporation, a Utah corporation (the "Company") and Lothian Oil Inc., a Delaware corporation (the "Investor").

      WHEREAS, the Investor has indicated a desire to purchase shares of the Company's common stock, par value $0.001 per share, ("Common Stock") pursuant to the terms of this Agreement.

      WHEREAS, the Company has indicated a desire to sell the Newly Issued Shares (as defined in Section 1.1 below) to the Investor on the terms set forth herein.

      WHEREAS, the Company and the Investor have agreed that this Agreement shall constitute the entire understanding and agreement among the parties with regard to the subject matter hereof.

      THEREFORE the Company and the Investor (collectively sometimes referred to as the Parties) agree as follows:

1. PURCHASE AND SALE OF SECURITIES.

      1.1. SALE AND ISSUANCE OF SECURITIES. Subject to the terms and conditions of this Agreement, the Company agrees to sell to the Investor and the Investor agrees to purchase from the Company a total of 3,280,000 Shares (the "Newly Issued Shares") for an aggregate purchase price of $3,444,000, or $1.05 per share, in cash. Subject to the terms and conditions of this Agreement, including the Shareholder Approval Requirements set forth at Section 1.2 below, the Company also agrees to issue to the Investor the following warrants for the purchase of the Company's Common Stock: (i) a warrant for the purchase of 2,860,000 shares at a purchase price of $1.05 per share; (ii) a warrant for the purchase of 3,000,000 shares at a price of $1.12. per share; and (iii) a warrant for the purchase of 2,860,000 shares at a price of $1.25 per share (collectively, the "Warrants"). The Warrants shall have a term of five years from the date of issuance. The Warrants shall be in substantially the form attached to this Agreement as Exhibit A. The purchase price for the Newly Issued Shares, the exercise price for the Warrants, the number of Newly Issued Shares to be purchased hereunder and the number of shares of Common Stock obtainable upon exercise of the Warrants shall be subject to adjustment if the Company (i) at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, in which case the purchase price for the Newly Issued Shares and the exercise price for the Warrants in effect immediately prior to such subdivision shall be proportionately reduced and the number of Newly Issued Shares to be purchased hereunder and the number of shares of Common Stock obtainable upon exercise of the Warrants shall be proportionately increased or
(ii) if the Company at any time combines (by reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the purchase price for the Newly Issued Shares and the exercise price for the Warrants in effect immediately prior to such combination shall be proportionately increased and the number of Newly Issued Shares to be purchased hereunder and the number of shares of Common Stock obtainable upon exercise of the Warrants shall be proportionately decreased.


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      1.2. SHAREHOLDER APPROVAL REQUIREMENTS. The Parties acknowledge that, pursuant to sections (i)(1)(B) and (i)(1)(D)(ii) of Rule 4350 of the Nasdaq Stock Market, any sale of securities that would result in a change of control or any sale of stock or securities convertible into or exercisable for common stock that has or will have upon issuance voting power equal to or in excess of 20% of the voting power outstanding before the issuance of such stock or securities, must be approved by the issuer's shareholders (the "Shareholder Approval Requirements"). The Parties acknowledge that the Company must comply with the Shareholder Approval Requirements prior to selling the Newly Issued Shares and issuing the Warrants. The Company's failure to obtain shareholder approval in accordance with the Shareholder Approval Requirements shall not constitute a breach of this Agreement. The Parties agree that if shareholder approval is not obtained, this Agreement will be terminated in accordance with Section 9.1(i) below. The Company's proxy statement relative to this transaction is attached hereto as Exhibit B (the "Proxy Statement").

      1.3. ESCROW. Upon final execution and delivery of this Agreement, the Parties will open an escrow account at Community Bank (the "Escrow Agent") Account Number: 003-7575, 500 S. Morgan Street, Granbury, Texas. 76048, Attn:
Mr. Jimmy Campbell, telephone: (817) 573-5902. Within three business days of the execution of this Agreement, the Investor will deposit with the Escrow Agent (i) good and immediately available funds totaling $3,444,000 and (ii) any other documents that may be necessary to consummate the purchase and sale of the Newly Issued Shares in accordance to the terms of this Agreement. Within three business days of the execution of this Agreement, the Company will deposit with the Escrow Agent (iii) one or more duly stamped and executed certificates for the Newly Issued Shares; (iv) duly executed Warrants; and (v) any other documents that may be necessary to consummate the purchase and sale of the Newly Issued Shares in accordance with this Agreement.

      1.4. THE CLOSING. The closing of the purchase and sale of the Newly Issued Shares and Warrants (the "Closing") shall be held as soon as practicable, but in no event more that five (5) days following satisfaction or waiver of the closing conditions set forth in Section 5 hereof, or such later date as the Investor and the Company may agree upon (the "Closing Date").

2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. Except as set forth in the disclosure schedule delivered by the Company to the Investor prior to the execution of this Agreement (the "United Heritage Disclosure Schedule") (each section of which qualifies the correspondingly numbered representation and warranty hereinbelow), the Company hereby represents and warrants to the Investor as of the date hereof and as of the Closing Date that:

      2.1. ORGANIZATION, GOOD STANDING, POWER AND RIGHTS TO ISSUE STOCK. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah and has all requisite corporate power and authority to carry on its business as now conducted and as presently proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties. The Company is not in violation of any of the provisions of its Articles of Incorporation or Bylaws. Except as set forth in Section 2.1 of the United Heritage Disclosure Schedule, the Company does not directly or indirectly own any equity or similar interest in, or any interest convertible or exchangeable or exercisable for, any equity or similar interest in any corporation, partnership, joint venture or other business association or entity.


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

      2.2. CAPITALIZATION. The authorized capital stock of the Company as of the date hereof consists of:

            (a) 125,000,000 shares of Common Stock, 16,063,010 shares of which are issued and outstanding. All of the outstanding shares of Common Stock have been duly authorized, fully paid and are nonassessable.

            (b) As set forth on Schedule 2.2(b) of the United Heritage Disclosure Schedule, the Company has reserved 6,500,000 shares of Common Stock for issuance to officers, directors, employees and consultants of the Company pursuant to its various equity incentive plans duly adopted by the Board of Directors and approved by the Company's shareholders (the "Plans"). Of such reserved shares of Common Stock, options to purchase 5,223,422 shares have been granted, 176,450 options have been exercised and 5,046,972 are currently outstanding, and 1,276,578 shares of Common Stock remain available for issuance to officers, directors, employees and consultants pursuant to the Plans. The Plans include the 1995 Stock Option Plan, the 1998 Stock Option Plan, the 2000 Stock Option Plan and the 2002 Consultant Equity Plan, all of which are described in Schedule 2.2(b) of the United Heritage Disclosure Schedule. The Company has also reserved 7,022,222 shares of Common Stock for issuance pursuant to warrant agreements, of which 6,871,522 shares are currently outstanding.

            (c) Except as set forth in Section 2.2(c) of the United Heritage Disclosure Schedule, there are no options, warrants, conversion privileges or other rights presently outstanding to purchase or otherwise acquire any authorized but unissued shares of capital stock or other securities of the Company. The Company is not a party or subject to any agreement or understanding and, to the best of the Company's knowledge, there is no agreement or understanding between any person and/or entities that affects or relates to the voting or giving of written consents with respect to any security or by a director of the Company.

      2.3. AUTHORIZATION. All corporate action on the part of the Company, its officers and directors necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company hereunder, and the authorization, issuance, sale and delivery of the Newly Issued Shares and Warrants, has been duly authorized by the Board of Directors of the Company and no other corporate proceedings on the part of the Company, other than the approval of this transaction by its shareholders pursuant to sections (i)(1)(B) and (i)(1)(D) of Rule 4350 of the Nasdaq Stock Market, which will be obtained prior to the Closing, is necessary or advisable to authorize this Agreement and the transactions contemplated hereby. This Agreement constitutes a valid and legally binding obligation of the Company enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and by general principles of equity. Other than approval by the Company's shareholders, no consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality is required by or with respect to the Company or any of its subsidiaries in connection with the execution and delivery of this Agreement, or the consummation of the transactions contemplated hereby, except for such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities laws and the securities laws of any foreign country and such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a material adverse effect on the Company and would not prevent, or materially alter or delay any of the transactions contemplated by this Agreement.


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

      2.4. VALID ISSUANCE OF SHARES. The Newly Issued Shares and the Common Stock obtained upon exercise of the Warrants, when issued, sold and delivered in accordance with the terms hereof and thereof for the consideration expressed herein and therein, will be duly and validly issued, fully paid and nonassessable and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and under applicable state and federal securities laws. Subject to the truth and accuracy of the Investor's representations set forth in Section 3 of this Agreement, the offer, sale and issuance of the Newly Issued Shares and the Common Stock underlying the Warrants as contemplated by this Agreement and the Warrants are exempt from the qualification and/or registration requirements of any applicable state and federal securities laws, including without limitation, the registration requirements of the Securities Act of 1933, as amended (the "Act").

      2.5. TITLE TO PROPERTY AND ASSETS. Except as disclosed in Section 2.5 of the United Heritage Disclosure Schedule, the Company owns its property and assets free and clear of all mortgages, liens, loans and encumbrances, except such encumbrances and liens that arise in the ordinary course of business and do not materially impair the Company's ownership or use of such property or assets. With respect to the property and assets it leases, the Company is in compliance with such leases and, to the best of its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances, except as disclosed in
Section 2.5 of the United Heritage Disclosure Schedule. The Investor is aware that Almac Financial Corporation currently has a lien against all of the Company's assets.

      2.6. COMPLIANCE WITH OTHER DOCUMENTS. The execution and delivery of this Agreement, consummation of the transactions contemplated hereby, and compliance with the terms and provisions hereof will not conflict with or result in a breach of the terms and conditions of, or constitute a default under the Company's Articles of Incorporation or Bylaws or of any contract or agreement to which the Company is now a party, except where such conflict, breach or default of any such contract or agreement, either individually or in the aggregate, would not have a material adverse effect on the Company's business, financial condition or results of operations and would not prevent, or materially alter or delay any of the transactions contemplated by this Agreement.

      2.7. LITIGATION. Except as disclosed in Section 2.7 of the United Heritage Disclosure Schedule, there are no actions, proceedings or investigations pending against the Company, that, either in any case or in the aggregate, would result in any material adverse change in the business, financial condition, or results of operations of the Company and would not prevent, or materially alter or delay any of the transactions contemplated by this Agreement.


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

      2.8. SEC DOCUMENTS; FINANCIAL STATEMENTS. The Common Stock of the Company is listed on the Nasdaq SmallCap Market. The Company has made available to the Investor a true and complete copy of each statement, report, registration statement (with the prospectus in the form filed pursuant to Rule 424(b) of the Act), definitive proxy statement and other filings made with the Securities and Exchange Commission ("SEC") by the Company since April 1, 2004 and, prior to the Closing, the Company will have furnished to the Investor true and complete copies of any additional documents filed with the SEC by the Company prior to the Closing (collectively, the "Company's SEC Documents"). The Company has made available to the Investor all exhibits to the Company's SEC Documents filed prior to the date hereof, and will promptly make available to the Investor all exhibits to any additional Company SEC Documents filed prior to the Closing. As of their respective filing dates, the Company's SEC Documents complied in all material respects with the requirements of the 34 Act and the Act and none of the Company's SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a subsequently filed Company SEC Document. The financial statements of the Company, including the notes thereto, included in the Company's SEC Documents (the "Company Financial Statements") were complete and correct in all material respects as of their respective dates, complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto as of their respective dates, and have been prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a basis consistent throughout the periods indicated and consistent with each other (except as may be indicated in the notes thereto or, in the case of unaudited statements included in Quarterly Reports on Form 10-QSB, as permitted by Form 10-QSB of the SEC). The Company Financial Statements fairly present the consolidated financial condition and operating results of the Company and its subsidiaries at the dates and during the periods indicated therein (subject, in the case of unaudited statements, to normal, recurring year-end adjustments). There has been no material change in the Company accounting policies since March 31, 2005. Except as disclosed in the SEC Documents, ince June 30, 2005, the Company has not sold or otherwise disposed of or encumbered any of the properties or assets reflected on the Company Financial Statements, or other assets owned or leased by it, except in the ordinary course of business. The Company is presently in negotiations with the Securities and Exchange Commission to arrive at an agreement pertaining to the method of evaluation of the proved producing and proved undeveloped oil and gas reserves shown as an "off balance sheet" item in Footnote 21 to the Company's financial statements for the period ended March 31, 2005.

      2.9. ABSENCE OF CERTAIN CHANGES. Except as disclosed in the SEC Documents, sinceJune 30, 2005 the Company has conducted its business in the ordinary course consistent with past practice and there has not occurred: (i) any change, event or condition (whether or not covered by insurance) that has resulted in, or might reasonably be expected to result in, a material adverse effect to the Company; (ii) any acquisition, sale or transfer of any material asset of the Company or any of its subsidiaries other than in the ordinary course of business and consistent with past practice; (iii) any change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by the Company or any revaluation by the Company of any of its or any of its subsidiaries' assets; (iv) any declaration, setting aside, or payment of a dividend or other distribution with respect to the shares of the Company, or any direct or indirect redemption, purchase or other acquisition by the Company of any of its shares of capital stock; (v) any material contract entered into by the Company or any of its subsidiaries, other than in the ordinary course of business and as provided to the Investor, or any material amendment or termination of, or default under, any material contract to which the Company or any of its subsidiaries is a party or by which it is bound; (vi) any amendment or change to the Articles of Incorporation or Bylaws sinceOctober 27, 1999; or
(vii) any development or event involving a prospective material adverse change in the condition (financial or other), business, properties or results of operations of the Company taken as a whole. The Investor is aware that the Agreement and Plan of Merger entered into on October 14, 2004 between the Company and Imperial Petroleum, Inc. is terminated.


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

      2.10. ABSENCE OF UNDISCLOSED LIABILITIES. The Company has no material obligations or liabilities of any nature (matured or unmatured, fixed or contingent) required to be stated or disclosed which are not, other than (i) those set forth or adequately provided for in the Company Financial Statements or in the related Notes to Consolidated Financial Statements included in the Company's Quarterly Report on Form 10-QSB for the quarter ended June 30, 2005 (the "Company Balance Sheet"), (ii) those incurred in the ordinary course of business and not required to be set forth in the Company Balance Sheet under GAAP, and (iii) those incurred in the ordinary course of business since the date of the Company Balance Sheet and not reasonably likely to have a material adverse effect on the Company.

      2.11. BROKER'S OR FINDERS' FEE. The Company has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with the transaction contemplated by this Agreement.

      2.12. INTERESTED PARTY TRANSACTIONS. Except as disclosed in the Company's Quarterly Report on Form 10-QSB for the quarter ended June 30, 2005 and exhibits thereto, neither the Company nor any of its subsidiaries is indebted to any director or officer of the Company or any of its subsidiaries (except for amounts due as normal salaries and bonuses and in reimbursement of ordinary expenses), and no such person is indebted to the Company or any of its subsidiaries, and there are no other transactions of the type required to be disclosed pursuant to Item 404 of Regulation S-B under the Act and the 1934 Act. The Investor is aware that Almac Financial Corporation is owned and controlled by the Company's largest shareholder, President and Chairman of the Board of Directors, Walter G. Mize.

      2.13 TAX MATTERS.

            (a) The Company has filed or caused to be filed with the appropriate federal, state, county, local and foreign governmental agencies or instrumentalities all material tax returns and reports required to be filed, and all taxes, assessments, fees and other governmental charges have been fully paid when due (subject to any extensions filed on a timely basis).


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

            (b) There is not pending nor, to the knowledge of the Company, is there any threatened federal, state or local tax audit of the Company. There is no agreement with any federal, state or local taxing authority by the Company that may affect the subsequent tax liabilities of the Company.

            (c) Without limiting the foregoing: (A) the Company Financial Statements include adequate provisions for all taxes, assessments, fees, penalties and governmental charges which have been or in the future may be assessed against the Company with respect to the period then ended and all periods prior thereto; and (B) on the date hereof, to its knowledge, the Company is not liable for any taxes, assessments, fees or governmental charges.

      2.14 The representations and warranties contained herein do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

3. REPRESENTATIONS AND WARRANTIES OF THE INVESTOR. The Investor hereby represents and warrants that:

      3.1. ORGANIZATION, GOOD STANDING, POWER AND RIGHTS TO ACQUIRE STOCK. The Investor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to enter into the transaction contemplated by this Agreement. The Investor is duly qualified to transact business and is in good standing in the States of Delaware and New York.

      3.2. AUTHORIZATION. This Agreement constitutes the valid and legally binding obligation of the Investor, enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and by general principles of equity.

      3.3. INVESTIGATION. The Investor acknowledges that it has had an opportunity to discuss the business and affairs of the Company with the Company's President, Walter G. Mize. The Investor further acknowledges having had access to information about the Company that it has requested or considers necessary for purposes of purchasing the Newly Issued Shares, including the Company's SEC Documents and the exhibits thereto. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of the Investor to rely thereon.

      3.4. ACCREDITED INVESTOR. The Investor is an "Accredited Investor" as such term is defined in Regulation D adopted by the SEC.

      3.5. PURCHASE ENTIRELY FOR OWN ACCOUNT. This Agreement is made with the Investor in reliance upon the Investor's representation to the Company, which by the Investor's execution of this Agreement the Investor hereby confirms, that the Newly Issued Shares and the Warrants will be acquired for investment for the Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof other than in conformity with the Act and the rules and regulations promulgated thereunder, and that the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same, other than a transfer to a nominee holder or a majority-owned affiliate.


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

      3.6. RESTRICTED SECURITIES. The Investor understands that the Newly Issued Shares it is purchasing, along with the Warrants and the Common Stock underlying the Warrants, are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act, only in certain limited circumstances. In this connection, the Investor represents that it is familiar with Rule 144 promulgated by the Securities and Exchange Commission, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

      3.7. AUTHORIZATIONS. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body that are required to be obtained by the Investor in connection with the lawful issuance and sale of the Newly Issued Shares and the Warrants pursuant to this Agreement have been duly obtained and shall be effective on and as of the Closing.

      3.8. BROKER'S OR FINDERS' FEE. The Investor has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with the transaction contemplated by this Agreement.

      3.9. LEGENDS. It is understood that the certificates evidencing the Newly Issued Shares, the Warrants and the Common Stock underlying the Warrants may bear a legend in substantially the following form:

            "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT."

      3.10 USA PATRIOT ACT REPRESENTATIONS.

            (a) The Investor represents and warrants that the proposed investment in the Newly Issued Shares that is being made on its own behalf does not directly or indirectly contravene United States federal, state, local or international laws or regulations applicable to the Investor, including anti-money laundering laws (a "Prohibited Investment").


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

            (b) Federal regulations and Executive Orders administered by the U.S. Treasury Department's Office of Foreign Assets Control ("OFAC") prohibit, among other things, the engagement in transactions with, and the provision of services to, certain foreign countries, territories, entities and individuals. The lists of OFAC prohibited countries, territories, persons and entities can be found on the OFAC website at (www.treas.gov/ofac). The Investor hereby represents and warrants that the Investor is not a country, territory, person or entity named on an OFAC list, nor is the Investor an entity with whom dealings are prohibited under any OFAC regulations.

            (c) The Investor agrees promptly to notify the Company should the Investor become aware of any change in the information set forth in this
      Section 3.10. The Investor is advised that, by law, the Company may be obligated to "freeze the account" of the Investor, either by prohibiting additional capital contributions, declining any withdrawal requests and/or segregating the assets in the Investor's account in compliance with governmental regulations, and the Company may also be required to report such action and to disclose the Investor's identity to OFAC or other government agencies.

            (d) The Investor agrees to indemnify and hold harmless the Company, its affiliates, their respective directors, officers, members, managers, partners, shareholders, employees, agents and representatives (each, an "Indemnitee") from and against any and all losses, liabilities, damages, penalties, costs, fees and expenses (including legal fees and disbursements) (collectively, "Damages") which may result, directly or indirectly, from the Investor's misrepresentations or misstatements contained herein or breaches hereof.

            (e) The Investor understands and agrees that, notwithstanding anything to the contrary contained in any document (including any ancillary agreements) if, following the Investor's investment in the Newly Issued Shares, it is discovered that the investment is or has become a Prohibited Investment, such investment may immediately be redeemed by the Company or otherwise be subject to the remedies required by law, and the Investor shall have no claim against any Indemnitee for any form of Damages as a result of such forced redemption or other action.

            (f) Upon the written request from the Company, the Investor agrees to provide all information to the Company to enable the Company to comply with all applicable anti-money laundering statutes, rules, regulations and policies. The Investor understands and agrees that the Company may release confidential information about the Investor to any person if the Company, in its sole discretion, determines that such disclosure is necessary to comply with applicable statutes, rules, regulations and policies.


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

4. COVENANTS.

      4.1 NEGATIVE COVENANTS. The Company agrees that, prior to the Closing
Date:

            (a) No dividend shall be declared or paid or other distribution (whether in cash, stock, property or any combination thereof) or payment declared or made in respect of the Company's Common Stock, nor shall the Company purchase, acquire or redeem or split, combine or reclassify any shares of its capital stock; provided, however, the Company may affect a reverse stock split in respect of the its Common Stock in accordance with the description set forth in its Proxy Statement.

            (b) With the exception of the exercise of warrants or options outstanding on the date of this Agreement, no change shall be made in the number of authorized or issued shares of Common Stock of the Company; nor shall any option, warrant, call, right, commitment or agreement (other than this Agreement) of any character be granted or made by the Company relating to its authorized or issued Common Stock; nor shall the Company issue, grant or sell any securities or obligations convertible into or exchangeable for Common Stock.

            (c) The Company will not take, agree to take, or knowingly permit to be taken any action, nor do or knowingly permit to be done anything in the conduct of the business of the Company or otherwise, which would be contrary to or in breach of any of the terms or provisions of this Agreement, or which would cause any of the Company's representations and warranties contained herein to be or become untrue in any material respect at the Closing Date. The Company is in the process of amending its Articles of Incorporation and its bylaws, as disclosed to the Investor, and the Investor has reviewed and approved such amendments.

            (d) Except as required to conduct its operations in the ordinary course of business and as otherwise consistent with past practice, the Company will not (i) incur any indebtedness for borrowed money, with the exception of any advances that may be made by Almac Financial Corporation for the Company's general operations or business; (ii) assume, guarantee, endorse, or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other individual, firm or corporation; or (iii) make any loans, advances or capital contributions to or investments in, any other individual, firm or corporation.

            (e) The Company will not make, alter or change any employment or other contract with any of its management personnel or make, adopt, alter, revise, or amend any pension, bonus, profit-sharing or other employee benefit plan, or grant any salary increase or bonus to any person.

            (f) The Company shall not authorize, recommend or propose any merger, consolidation, acquisition of assets, disposition of assets, material change in its capitalization or any comparable event, not in the ordinary course of business or in furtherance of the transactions contemplated hereby (in each case, other than the transactions contemplated hereby and transactions as to which written notice has been given to the other companies prior to the date hereof).

      4.2 AFFIRMATIVE COVENANTS. The Company agrees that, prior to the Closing
Date:

            (a) The Company shall use its best efforts to take all action and to do all things necessary, proper or advisable in order to consummate and make effective the transactions contemplated by this Agreement.

            (b) The Company shall give prompt written notice to the Investor of any development causing a breach of any of its representations, warranties and covenants herein contained. Upon receipt of such notice, the Investor will have the right (but not the obligation), pursuant to Section 9.1(iii) below, to terminate this Agreement, provided, however, that if the Company fails to obtain shareholder approval as required by Section 1.2, this Agreement will terminate pursuant to Section 9.1(i).

5. CONDITIONS TO THE INVESTOR'S OBLIGATION AT CLOSING. The obligation of the Investor to purchase the Newly Issued Shares and Warrants at the Closing is subject to the fulfillment to the Investor's satisfaction on or prior to the Closing of the following conditions:

      5.1. REPRESENTATIONS AND WARRANTIES. The representations and warranties made by the Company in Section 2 hereof shall be true and correct when made, and shall be true and correct as of the Closing with the same force and effect as if they had been made on and as of such date, subject to changes contemplated by this Agreement. The President of the Company shall deliver at the Closing a certificate stating that the condition specified in the preceding sentence has been fulfilled.

      5.2. COVENANTS. The Company shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

      5.3. SECURITIES LAWS. The offer and sale of the Newly Issued Shares and Warrants to the Investor pursuant to this Agreement shall be exempt from the registration requirements of the Act and qualification requirements of all applicable state securities laws.

      5.4. AUTHORIZATIONS. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body, including the Nasdaq Stock Market, that are required in connection with the lawful issuance and sale of the Newly Issued Shares and Warrants pursuant to this Agreement shall have been duly obtained and shall be effective on and as of the Closing.

      5.5. ABSENCE OF GOVERNMENTAL OR OTHER OBJECTION. There shall be no pending or threatened lawsuit challenging the transaction contemplated by this Agreement by any body or agency of the federal, state or local government or by any third party, and the consummation of the transaction contemplated by this Agreement shall not have been enjoined by a court of competent jurisdiction as of the Closing.

      5.6. SHAREHOLDER APPROVAL. The purchase and sale of the Newly Issued Shares and Warrants pursuant to the terms of this Agreement shall have been approved by the Company's shareholders. The Investor agrees that this condition may not be waived so long as the Company's Common Stock is listed on the Nasdaq SmallCap Market and that a failure to meet this condition will result in the termination of this Agreement in accordance with Section 9.1(i).

      5.7. NO MATERIAL ADVERSE CHANGE. From the date hereof until the Closing Date, there shall have occurred no material adverse effect on the Company's business, financial condition or results of operations. A delisting of the Company's securities from the Nasdaq SmallCap Market does not constitute a material adverse change of the Company's business, financial condition or results of operations.

      5.8. DELIVERY OF SHARE CERTIFICATE AND WARRANTS. On the Closing Date, the Company shall have delivered, or shall have caused to be delivered, to the Investor one or more certificates representing the Newly Issued Shares and the Warrants.

      5.9 NO ACTION. No action shall have been taken, and no statute, rule, regulation or order shall have been promulgated, enacted, entered, enforced or deemed applicable to the transactions contemplated hereby by any federal, state or foreign government or governmental authority or by any court, domestic or foreign, including the entry of a preliminary or permanent injunction, which would make the transactions contemplated hereby illegal.

      5.10 COMPLIANCE. To its knowledge, the assets of the Company shall be in substantial compliance with all rules and regulations applicable to the Company promulgated by the United States Bureau of Land Management and the New Mexico Oil Conservation Division. UHC New Mexico Corporation, a wholly owned subsidiary of the Company and the operator of the Company's New Mexico properties, is in negotiations with the New Mexico Oil Conservation Division ("OCD") to arrive at a development plan for the Cato San Andres Unit and the Tom Tom and Tomahawk fields. Upon reaching a conclusion UHC New Mexico Corporation and the OCD will enter into an agreed order that will be filed with the OCD.

6. CONDITIONS TO THE OBLIGATIONS OF THE COMPANY AT CLOSING. The obligation of the Company to sell the Newly Issued Shares and the Warrants at the Closing is subject to the fulfillment to the satisfaction of the Company, on or prior to the Closing, of the following conditions:

      6.1. REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Investor contained in Section 3 hereof shall be true as of the Closing with the same force and effect as if they had been made on and as of such date, subject to changes contemplated by this Agreement. The President of the Investor shall deliver at the Closing a certificate stating that the condition specified in the preceding sentence has been fulfilled.

      6.2. SECURITIES LAWS. The offer and sale of the Newly Issued Shares and the Warrants to the Investor pursuant to this Agreement shall be exempt from the registration requirements of the Act and the qualification requirements of all applicable state securities laws.

      6.3. AUTHORIZATIONS. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body that are required in connection with the lawful issuance and sale of the Newly Issued Shares and the Warrants pursuant to this Agreement shall have been duly obtained and shall be effective on and as of the Closing.

      6.4. ABSENCE OF GOVERNMENTAL OR OTHER OBJECTION. There shall be no pending or threatened lawsuit challenging the transaction by any body or agency of the federal, state or local government or by any third party, and the consummation of the transaction shall not have been enjoined by a court of competent jurisdiction as of the Closing.

      6.5. PAYMENT OF PURCHASE PRICE. The Investor shall have delivered to the Escrow Agent, for distribution to the Company, the purchase price for the Newly Issued Shares and the Warrants as set forth in Section 1.1.

7. INDEMNIFICATION.

      7.1 The Company hereby agrees to indemnify and hold the Investor, and its officers, directors, employees and agents and each person, if any, who controls Investor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act harmless from and against any and all liabilities, losses, claims, costs, expenses, damages and judgments (including, without limitation, any legal or other expenses incurred in connection with investigating or defending any matter, including any action, that could give rise to such liabilities, losses, claims, costs, expenses, damages and judgments) (collectively, the "Losses") resulting from or arising out of any breach of any representation, warranty, or non-performance of any covenant or agreement on the part of the Company contained in this Agreement or in any statement or certificate furnished or to be furnished by the Company pursuant hereto or in connection with the transactions contemplated hereby; and

      7.2 Investor hereby agrees to indemnify and hold the Company, its officers, directors, employees and agents and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act harmless from and against any and all Losses resulting from or arising out of any breach of any representation, warranty, or non-performance of any covenant or agreement on the part of Investor contained in this Agreement or in any statement or certificate furnished or to be furnished by Investor pursuant hereto or in connection with the transactions contemplated hereby.

      7.3 In case any action shall be commenced involving any person in respect of which indemnity may be sought pursuant to Section 7.1 or 7.2 (the "Indemnified Party"), the Indemnified Party shall promptly notify the person against whom such indemnity may be sought (the "Indemnifying Party") in writing. A delay in giving notice shall only relieve the Indemnifying Party of liability to the extent the Indemnifying Party suffers actual prejudice because of the delay. The Indemnifying Party shall have the right, at its option and expense, to participate in the defense of such a proceeding or claim, but not to control the defense, negotiation or settlement thereof, which control shall at all times rest with the Indemnified Party, unless the proceeding or claim involves only money damages, not an injunction or other equitable relief, and unless the Indemnifying Party:

            (a) irrevocably acknowledges in writing complete responsibility for and agrees to indemnify the Indemnified Party, and

            (b) furnishes satisfactory evidence of the financial ability to indemnify the Indemnified Party,

in which case the Indemnifying Party may assume such control through counsel of its choice and at its expense, but the Indemnified Party shall continue to have the right to be represented, at its own expense, by counsel of its choice in connection with the defense of such a proceeding or claim. If the Indemnifying Party does not assume control of the defense of such a proceeding or claim, (i) the entire defense of the proceeding or claim by the Indemnified Party, (ii) any settlement made by the Indemnified Party, and (iii) any judgment entered in the proceeding or claim shall be deemed to have been consented to by, and shall be binding on, the Indemnifying Party as fully as though it alone had assumed the defense thereof and a judgment had been entered in the proceeding or claim in the amount of such settlement or judgment, except that the right of the Indemnifying Party to contest the right of the Indemnified Party to indemnification under the Agreement with respect to the proceeding or claim shall not be extinguished. If the Indemnifying Party does assume control of the defense of such a proceeding or claim, it will not, without the prior written consent of the Indemnified Party settle the proceeding or claim or consent to entry of any judgment relating thereto which does not include as an unconditional term thereof the giving by the claimant to the Indemnified Party a release from all liability in respect of the proceeding or claim. The Parties hereto agree to cooperate fully with each other in connection with the defense, negotiation or settlement of any such proceeding or claim.

8. OTHER CLOSING MATTERS.

      8.1. REPAYMENT OF ALMAC FINANCIAL CORPORATION. Prior to or at the Closing, Almac Financial Corporation will provide the Escrow Agent with a demand for payment in full of the Company's line of credit and appropriate releases of lien(s) in recordable form. As part of the Closing, the Escrow Agent will wire sufficient funds to Almac Financial Corporation to pay the demand amount in full.

9. MISCELLANEOUS.

      9.1. TERMINATION. This Agreement may be terminated and the transactions contemplated hereby may be abandoned (i) by the mutual written consent of the Company and the Investor at any time, (ii) by either the Company or the Investor, if the transactions contemplated hereby have not been consummated prior to January 31, 2006; (iii) by either the Company or the Investor, upon 30 days written notice to the other, if the non-terminating party is in material breach of this Agreement and does not cure such breach within such 30 days of receiving detailed written notice thereof, provided that the party seeking to terminate is not in material breach or default of this Agreement. In the event of such termination and abandonment, neither the Company nor the Investor (or any of their respective directors or officers) shall have any liability or further obligations to any other party to this Agreement, except that nothing herein will relieve any party from liability for any willful breach of this Agreement.

      9.2 GOVERNING LAW. This Agreement shall be governed in all respects by the laws of the State of Texas as applied to agreements among Texas residents entered into and to be performed entirely within Texas, without regard to the conflict of law provisions thereof. Jurisdiction for the resolution of any dispute relating to this Agreement and the sale of the Newly Issued Shares and Warrants will be in a State District Court in Johnson County, Texas.

      9.3. SURVIVAL; ADDITIONAL SECURITIES. The representations and warranties set forth in Sections 2 and 3 shall survive until the Closing. Any new, substituted or additional securities which are by reason of any stock split, stock dividend, recapitalization or reorganization distributed with respect to the Newly Issued Shares shall be immediately subject to the covenants and agreements set forth in this Agreement to the same extent the Newly Issued Shares are at such time covered by such provisions.

      9.4. SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the respective successors and assigns of the Parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the Parties or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. This Agreement may not be assigned, except with the consent of the non-assigning parties to it.

      9.5. ENTIRE AGREEMENT. This Agreement constitutes the entire understanding and agreement among the Parties with regard to the subject matter hereof.

      9.6. NOTICES. Except as otherwise provided, all notices and other communications required or permitted hereunder shall be in writing, shall be effective when given, and shall in any event be deemed to be given upon receipt or, if earlier, (i) five days after deposit with the U.S. postal service or other applicable postal service, if delivered by first class mail, postage prepaid, (ii) upon delivery, if delivered by hand, (iii) one business day after the day of deposit with Federal Express or similar overnight courier, freight prepaid, if delivered by overnight courier or (iv) one business day after the day of facsimile transmission, if delivered by facsimile transmission with copy by first class mail, postage prepaid, and shall be addressed, (a) if to the Investor, at the Investor's address set forth below, or at such other address as the Investor shall have furnished to the Company in writing, or (b) if to the Company, at the address as set forth below or at such other address as the Company shall have furnished to the Investor in writing:

If to the Company:

      United Heritage Corporation
      2 North Caddo Street
      Cleburne, Texas
      Attn: Walter G. Mize
      Facsimile Number: (817) 641-3683

with a copy to:

      Richardson & Patel LLP
      10900 Wilshire Boulevard, Suite 500
      Los Angeles, California 90024
      Attn.:
      Facsimile Number: (310) 208-1154

If to the Investor:

      Lothian Oil Inc.
      500 5th Avenue, Suite 2600
      New York, New York 10110
      Attn.: Mr. Ken Levy
      Facsimile Number: (212) 391-8588

with a copy to:

      Markowitz & Roshco, LLP
      530 Fifth Avenue - 23rd Floor
      New York, New York 10036
      Attn: Seth P. Markowitz, Esq.
      Facsimile Number: (212) 944-7630

      9.7. AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended and the observance of any term of the Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Parties.

      9.8. EXPENSES. Irrespective of whether the Closing is affected, the Company and the Investor shall each bear their own legal and other expenses with respect to the transaction.

      9.9. TITLES AND SUBTITLES. The titles of the paragraphs and subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

      9.10. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one instrument. Facsimile signatures shall be considered original, legal and binding signatures.

      9.11 PUBLICITY. All public announcements relating to this Agreement or the transactions contemplated hereby will be made only as may be agreed upon by the Company and the Investor or as required by applicable law. If public disclosure or notice is required by applicable law the disclosing party will use its best efforts to give the other prior written notice of the disclosure to be made.

      9.12. SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

      9.13 DEVELOPMENT AND OPERATING AGREEMENT AND ASSIGNMENT. Concurrent with the execution and delivery of this Agreement, the Company and the Investor will execute (i) a development and operating agreement relative to the properties set forth on Schedule A hereto (the "Properties") and (ii) an assignment and assumption interest relative to the Company's working interest in the Properties, which in each instance, will be effective upon execution. The development and operating agreement and instrument of assignment will be substantially in the form set forth in Exhibit C and D to this Agreement respectively.

      IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the day and year hereinabove first written.

                                     LOTHIAN OIL INC.


                                     By:
                                         ---------------------------------------
                                         Ken Levy, Chief Executive Officer

                                     UNITED HERITAGE CORPORATION


                                     By:
                                         ---------------------------------------
                                         Walter G. Mize, Chief Executive Officer

                                    EXHIBIT A

                                     WARRANT


THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE SECURITIES EVIDENCED BY THIS CERTIFICATE MAY NOT BE OFFERED, SOLD OR TRANSFERRED FOR VALUE, DIRECTLY OR INDIRECTLY, IN THE ABSENCE OF SUCH REGISTRATION UNDER THE ACT AND QUALIFICATION UNDER APPLICABLE STATE LAWS, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND QUALIFICATION UNDER APPLICABLE STATE LAWS, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE REASONABLE SATISFACTION OF UNITED HERITAGE CORPORATION.


                           UNITED HERITAGE CORPORATION

                   WARRANT TO PURCHASE SHARES OF COMMON STOCK


Date of Issuance: October __, 2005                       Certificate No. W-_____

      FOR VALUE RECEIVED, United Heritage Corporation, a Utah corporation (the "Company"), hereby grants to LOTHIAN OIL INC. or its registered assigns (the "Registered Holder") the right to purchase from the Company ____________________ __________________(_________) shares of Warrant Stock at a price per share of $________ (as adjusted from rime to time hereunder, the "Exercise Price"). This Warrant is issued pursuant to the terms of that certain Securities Purchase Agreement, dated of even date herewith (as amended, supplemented or otherwise modified from time to time, the "Purchase Agreement"). Certain capitalized terms used herein are defined in Section 3 hereof. The amount and kind of securities obtainable pursuant to the rights granted hereunder and the purchase price for such securities are subject to adjustment pursuant to the provisions contained in this Warrant.

      This Warrant is subject to the following provisions:

      (i) Exercise of Warrant.

1. Exercise Period. Subject to paragraph lB hereof, the Registered Holder may exercise, in whole or in part (but not as to a fractional share of Warrant Stock), the purchase rights represented by this Warrant at any time and from time to time after the Date of Issuance to and including the fifth anniversary of the Date of Issuance (the "Exercise Period").

2. Exercise Procedure.

            (a) This Warrant shall be deemed to have been exercised when the Company has received all of the following items (the "Exercise Time")

      (a) a completed Exercise Agreement, as described in paragraph lC below, executed by the Person exercising all or part of the purchase rights represented by this Warrant (the "Purchaser");

      (b) this Warrant; and

      (c) either (1) a check payable to the Company in an amount equal to the product of the Exercise Price multiplied by the number of shares of Warrant Stock being purchased upon such exercise (the "Aggregate Exercise Price"), (2) the surrender to the Company of debt or equity securities of the Company or any of its wholly-owned Subsidiaries having a Market Price equal to the Aggregate Exercise Price of the Warrant Stock being purchased upon such exercise (provided that for purposes of this subparagraph, the Market Price of any note or other debt security or any preferred stock shall be deemed to be equal to the aggregate outstanding principal amount or liquidation value thereof plus all accrued and unpaid interest thereon or accrued or declared and unpaid dividends thereon) or (3) a written notice to the Company that the Purchaser is exercising the Warrant (or a portion thereof) by authorizing the Company to withhold from issuance a number of shares of Warrant Stock issuable upon such exercise of the Warrant which when multiplied by the Market Price of the Warrant Stock is equal to the Aggregate Exercise Price (and such withheld shares shall no longer be issuable under this Warrant).

            (b) Certificates for shares of Warrant Stock purchased upon exercise of this Warrant shall be delivered by the Company to the Purchaser within five business days after the date of the Exercise Time. Unless this Warrant has expired or all of the purchase rights represented hereby have been exercised, the Company shall prepare a new Warrant, substantially identical hereto, representing the rights formerly represented by this Warrant which have not expired or been exercised and shall, within such five-day period, deliver such new Warrant to the Person designated for delivery in the Exercise Agreement.

            (c) The Warrant Stock issuable upon the exercise of this Warrant shall be deemed to have been issued to the Purchaser at the Exercise Time, and the Purchaser shall be deemed for all purposes to have become the record holder of such Warrant Stock at the Exercise Time.

            (d) The issuance of certificates for shares of Warrant Stock upon exercise of this Warrant shall be made without charge to the Registered Holder or the Purchaser for any issuance tax in respect thereof or other cost incurred by the Company in connection with such exercise and the related issuance of shares of Warrant Stock. Each share of Warrant Stock issuable upon exercise of this Warrant shall, upon payment of the Exercise Price therefor, be fully paid and nonassessable and free from all liens and charges with respect to the issuance thereof.

            (e) The Company shall not close its books against the transfer of this Warrant or of any share of Warrant Stock issued or issuable upon the exercise of this Warrant in any manner which interferes with the timely exercise of this Warrant. The Company shall from time to time take all such action as may be necessary to assure that the par value per share of the unissued Warrant Stock acquirable upon exercise of this Warrant is at all times equal to or less than the Exercise Price then in effect.

            (f) The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of issuance upon the exercise of this Warrant, such number of shares of Warrant Stock issuable upon the exercise of this Warrant. The Company shall take all such actions as may be necessary to assure that all such shares of Warrant Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Warrant Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Company upon each such issuance). The Company shall not take any action which would cause the number of authorized but unissued shares of Warrant Stock to be less than the number of such shares required to be reserved hereunder for issuance upon exercise of this Warrant.

3. Exercise Agreement. Upon any exercise of this Warrant, the Exercise Agreement shall be substantially in the form set forth in Annex I hereto, except that if the shares of Warrant Stock are not to be issued in the name of the Person in whose name this Warrant is registered, the Exercise Agreement shall also state the name of the Person to whom the certificates for the shares of Warrant Stock are to be issued, and if the number of shares of Warrant Stock to be issued does not include all the shares of Warrant Stock purchasable hereunder, it shall also state the name of the Person to whom a new Warrant for the unexercised portion of the rights hereunder is to be delivered. Such Exercise Agreement shall be dated the actual date of execution thereof.

4. Fractional Shares. If a fractional share of Warrant Stock would, but for the provisions of paragraph 1A, be issuable upon exercise of the rights represented by this Warrant, the Company shall, within five business days after the date of the Exercise Time, deliver to the Purchaser a check payable to the Purchaser in lieu of such fractional share in an amount equal to the difference between the Market Price of such fractional share as of the date of the Exercise Time and the Exercise Price of such fractional share.

5. Restrictive Legend. Unless registered under the Securities Act of 1933, as amended (the "Act"), each certificate for Warrant Stock purchased upon exercise of this Warrant shall bear a legend as follows:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR APPLICABLE STATE LAW AND MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED PLEDGED OR HYPOTHECATED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES, OR DELIVERY OF AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS EXEMPT FROM REGISTRATION OR OTHERWISE IN COMPLIANCE WITH THE ACT AND APPLICABLE STATE LAW.

      (ii) Adjustment of Exercise Price and Number of Shares. The Exercise Price shall be subject to adjustment from time to time as provided in this Section 2, and the number of shares of Warrant Stock obtainable upon exercise of this Warrant shall be subject to adjustment from time to time as provided in this
Section 2.

1. Subdivision or Combination of Common Stock. If the Company at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced and the number of shares of Warrant Stock obtainable upon exercise of this Warrant shall be proportionately increased. If the Company at any time combines (by reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased and the number of shares of Warrant Stock obtainable upon exercise of this Warrant shall be proportionately decreased.

2. Notices. Promptly following any adjustment of the Exercise Price, the Company shall give written notice thereof to the Registered Holder, setting forth in reasonable detail and certifying the calculation of such adjustment.

      (iii) Definitions. The following terms have meanings set forth below:

            "Common Stock" means, collectively, the Company's Common Stock and any capital stock of any class of the Company hereafter authorized which is not limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Company.

            "Market Price" means as to any security the average of the closing prices of such security's sales on all domestic securities exchanges on which such security may at the time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York time, on such day, or, if on any day such security is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of 21 days consisting of the day as of which "Market Price" is being determined and the 20 consecutive business days prior to such day; provided that if such security is listed on any domestic securities exchange the term "business days" as used in this sentence means business days on which such exchange is open for trading. If at any time such security is not listed on any domestic securities exchange or quoted in the NASDAQ System or the domestic over-the-counter market, the "Market Price" shall be the fair value thereof determined jointly by the Company and the Registered Holders; provided that if such parties are unable to reach agreement within a reasonable period of time, such fair value shall be determined by an appraiser selected by the Company and approved by the Registered Holder (such approval not to be unreasonably withheld). The determination of such appraiser shall be final and binding on the Company and the Registered Holder, and the fees and expenses of such appraiser shall be paid by the Company.

      "Person" means an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization and a government or any department or agency thereof.

      "Warrant Stock" means the Company's Common Stock, par value $0.001 per share.

      Other capitalized terms used in this Warrant but not defined herein shall have the meanings set forth in the Purchase Agreement. (iv) Registration Rights.

1. "Piggy-Back" Registration. The Registered Holder of this Warrant shall have the right to include all or any portion of this Warrant requested by the Registered Holder and all of the securities underlying such Warrant, including the Warrant Stock underlying this Warrant (collectively, the "Registrable Securities"), as part of any registration statement proposed to be filed by the Company with the Securities and Exchange Commission for the purpose of registering any of its Common Stock for its own or its officers', directors', or shareholders' accounts under the Act for a public offering for cash (other than in connection with a transaction contemplated by Rule 145(a) promulgated under the Act or pursuant to Form S-8); provided that this Warrant has been exercised, or is exercisable prior to the closing of such registration.

2. Terms. The Company shall bear all fees and expenses attendant upon registering the Registrable Securities, but the Registered Holder shall pay any and all underwriting commissions and the expenses of any legal counsel selected by the Registered Holder to represent it in connection with the sale of the Registrable Securities. In the event of such a proposed registration, the Company shall furnish the Registered Holder of outstanding Registrable Securities with not less than forty-five (45) days' written notice thereof prior to the proposed date of filing of such registration statement. Such notice to the Registered Holder shall continue to be given for each registration statement filed by the Company until such time as all of the Registrable Securities have been registered. The Registered Holder of the Registrable Securities shall exercise the "piggy-back" rights provided for herein by giving written notice, within thirty (30) days of the receipt of the Company's notice of its intention to file a registration statement. The Company shall have the absolute right to withdraw or cease to prepare or file any registration statement for any offering referred to in this Section 5 without any obligation or liability to any Registered Holder.

3. Reduction in Registration Rights. Notwithstanding 5B above, if any managing underwriter of the securities being offered pursuant to any registration statement under this Section 4 advises the Company in writing that, in its opinion, the number of shares to be sold by persons other than the Company would materially and adversely affect such offering, or the timing thereof, then the Company shall reduce, pro rata (based upon the number of shares requested to be included by the Company's officers', directors', shareholders' and all other securities sought to be registered pursuant to the exercise of contractual rights comparable to the rights granted in this Section 5) the number of Registrable Securities to a number deemed satisfactory by such managing underwriter.

4. Lock-up. Further in the event that any managing underwriter of the securities being offered pursuant to any registration statement under this Section 5 requires, as a condition of including for registration shares belonging to the Company's officers, directors, shareholders, that such officers, directors and shareholders agree to delay the offering and sale of such registered securities for a period of time (the "Lock-Up Period"), the Registered Holder hereof shall agree to such Lock-Up Period, provided that such Lock-Up be on the same terms and conditions as that of the Company's officers, directors and other shareholders.

5. Limitations. Each Registered Holder shall be entitled to have its Registrable Securities included in up to three (3) piggy-back registrations pursuant to this
Section 5, provided that, if all of the Registrable Securities are not registered due to the provisions of Section 5C hereof, then the limitations contained herein shall not be effective.

6. Indemnification.

            (i) In the event of any registration of any of the Registered Holder's Registrable Securities under this Section 5, the Company shall indemnify and hold harmless the Registered Holder, the Registered Holder's directors, officers, and each entity or person controlling Registered Holder within the meaning of Section 15 of the Securities Act, if any, with respect to which such registration, qualification or compliance has been effected pursuant to this Section 5, and each underwriter, if any, and each entity or person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by Company of any rule or regulation promulgated under the Securities Act applicable to Company and relating to action or inaction required of Company in connection with any such Registration, qualification or compliance, and shall reimburse Registered Holder, each of Registered Holder's directors, officers, employees and agents, and each entity or person controlling Registered Holder, each such underwriter and each entity or person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that Company shall not be liable to Registered Holder or an underwriter in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based solely on any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to Company by an instrument duly executed by Registered Holder or an underwriter and stated to be specifically for use therein.

            (ii) Registered Holder shall, if Registrable Securities are included in the securities as to which a Registration, qualification or compliance has been effected pursuant to this Section 5, indemnify Company, each of its directors and officers, each underwriter, if any, of Company's securities covered by such registration, qualification or compliance, each entity or person who controls Company or such underwriter within the meaning of Section 15 of the Securities Act, and each of its directors, officers, employees and agents, against all expenses, claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such Registration, qualification or compliance or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, or any violation by Company of any rule or regulation promulgated under the Securities Act applicable to Company in connection with any such Registration, qualification, or compliance, and shall reimburse Company, such directors, officers, employees, agents, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to Company by an instrument duly executed by Registered Holder and stated to be specifically for use therein; provided, however, that Registered Holder's obligations hereunder shall be limited to an amount equal to the proceeds Registered Holder received for Shares sold as contemplated herein.Error! Bookmark not defined.

            (iii) Each party entitled to indemnification under this section (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at its own expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this section unless such failure resulted in actual detriment to the Indemnifying Party. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party a release from all liability in respect of such claim or litigation.

            (iv) If the indemnification provided for in this section is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage, or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission

7. No Voting Rights; Limitations of Liability. Except as otherwise set forth in this Warrant, this Warrant shall not entitle the holder hereof to any voting rights or other rights as a stockholder of the Company. No provision hereof, in the absence of affirmative action by the Registered Holder to purchase Warrant Stock, and no enumeration herein of the rights or privileges of the Registered Holder shall give rise to any liability of such holder for the Exercise Price of Warrant Stock acquirable by exercise hereof or as a stockholder of the Company.

8. Transfers, etc. Subject to the transfer conditions referred to in the legend endorsed hereon, this Warrant and all rights hereunder are transferable, in whole or in part, without charge to the Registered Holder, upon surrender of this Warrant with a properly executed Assignment (in the form of Annex II hereto) at the principal office of the Company.

9. Warrant Exchangeable for Different Denominations. This Warrant is exchangeable, upon the surrender hereof by the Registered Holder at the principal office of the Company, for new Warrants of like tenor representing in the aggregate the purchase rights hereunder, and each of such new Warrants shall represent such portion of such rights as is designated by the Registered Holder at the time of such surrender. The date the Company initially issues this Warrant shall be deemed to be the "Date of Issuance" hereof regardless of the number of times new certificates representing the unexpired and unexercised rights formerly represented by this Warrant shall be issued. All Warrants representing portions of the rights hereunder are referred to herein as the "Warrants."

10. Replacement. Upon receipt of evidence reasonably satisfactory to the Company (an affidavit of the Registered Holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing this Warrant, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Company (provided that if the holder is a financial institution or other institutional investor its own agreement shall be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Company shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the same rights represented by such lost; stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

11. Notices. Except as otherwise expressly provided herein, all notices referred to in this Warrant shall be in writing and shall be delivered personally or sent by reputable overnight courier service (charges prepaid) and shall be deemed to have been given when so delivered or sent (i) to the Company, at its principal executive offices and (ii) to the Registered Holder of this Warrant, at such holder's address as it appears in the records of the Company (unless otherwise indicated by any such holder).

12. Amendment and Waiver. Except as otherwise provided herein, the provisions of this Warrant may be amended by the Company in any manner that does not adversely affect the right of the Registered Holder. The provisions of this Warrant may also be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Registered Holder.

13. Descriptive Headings; Governing Law. THE CORPORATE LAW OF THE COMPANY'S STATE OF INCORPORATION SHALL GOVERN ALL ISSUES AND QUESTIONS CONCERNING THE RELATIVE RIGHTS AND OBLIGATIONS OF THE COMPANY AND ITS STOCKHOLDERS. ALL OTHER ISSUES AND QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS WARRANT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW RULES OR PROVISIONS (WHETHER OF THE STATE OF TEXAS OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION OTHER THAN THE STATE OF TEXAS.

                                    *  *  *  *

                    BALANCE OF PAGE INTENTIONALLY LEFT BLANK

      IN WITNESS WHEREOF, the Company has caused this Warrant to be signed and attested by its duly authorized officers under its corporate seal and to be dated the Date of Issuance hereof.

                                      UNITED HERITAGE CORPORATION


                                      By Exhibit Only - Do not sign
                                         ---------------------------------------
                                         Its

Attest:


Exhibit Only - Do not sign
---------------------------------------
Secretary

                                                                         ANNEX I

                               EXERCISE AGREEMENT


To: _______________

                                                         Dated:_________________

The undersigned, pursuant to the provisions set forth in the attached Warrant (Certificate No. W-___, hereby agrees to subscribe for the purchase of _______________ shares of the Warrant Stock covered by such Warrant and makes payment herewith in full therefor at the price per share provided by such Warrant as follows:

CHECK ONE:

|_| By check (enclosed herewith) payable to the order of the Company in the amount of $______________, such sum being the amount equal to the product of the Exercise Price multiplied by the number of shares of Warrant Stock being purchased upon such exercise (the "Aggregate Exercise Price").

|_| By the surrender to the Company of equity securities of the Company or any of its wholly-owned Subsidiaries (enclosed herewith) having a Market Price equal to the Aggregate Exercise Price of the Warrant Stock being purchased upon such exercise, plus a check payable to the order of the Company in such sum, if any, required (i) to complete the full Aggregate Exercise Price.

|_| By advising the Company hereby that the undersigned is exercising the Warrant (or a portion thereof) and hereby authorizing the Company to withhold from issuance a number of shares of Warrant Stock issuable upon such exercise of the Warrant which when multiplied by the Market Price of the Warrant Stock is equal to the Aggregate Exercise Price (and such withheld shares shall no longer be issuable under this Warrant).


                                 Registered Holder: ____________________________

                                 Signature: ____________________________________

                                 Title: ________________________________________

                                 Address: ______________________________________

                                          ______________________________________

                                 SSN/EIN: ______________________________________

                                                                        ANNEX II

                                   ASSIGNMENT

FOR VALUE RECEIVED, _____________________________________ hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant (Certificate No. W-___) with respect to the number of shares of the Warrant Stock covered thereby set forth below, unto:

--------------------------------------------------------------------------------
ASSIGNEE                    ADDRESS                    NUMBER OF SHARES
--------------------------------------------------------------------------------




--------------------------------------------------------------------------------




--------------------------------------------------------------------------------




--------------------------------------------------------------------------------

Dated:                                   Signature


                                         __________________________________

                                         __________________________________

                                         Witness


                                         __________________________________

                                    EXHIBIT B

                                 PROXY STATEMENT

                                    EXHIBIT C

                       DEVELOPMENT AND OPERATING AGREEMENT

                                    EXHIBIT D

                            INSTRUMENT OF ASSIGNMENT